News Announcement	For Immediate Release

For further information contact:
Douglas Bruggeman	Joseph N. Jaffoni/David Collins
Chief Financial Officer	Jaffoni & Collins Incorporated
937/276-3931	212/835-8500 or rsc@jcir.com

REX STORES REPORTS FISCAL 2008
FOURTH QUARTER AND FULL YEAR RESULTS

- Repurchased 303,910 Common Shares in Fiscal Fourth Quarter
and a Total of 1.6 Million Shares in Fiscal 2008 -

Dayton, Ohio (April 15, 2009) – REX Stores Corporation (NYSE:RSC) today announced financial results for the fourth quarter and fiscal year ended January 31, 2009 (the Company’s 2008 fiscal year). The Company will host a conference call and webcast this morning (details below) to review the results.

Fiscal 2008 Fourth Quarter and Full Year Income Statement Review

The table below summarizes net sales and revenue from REX’s retail and alternative energy segments and (loss) income from continuing operations for the three and twelve month periods ended January 31, 2009 and January 31, 2008.

(in thousands)	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2009	2008	2009	2008
		Unaudited
Net sales and revenue:
Retail segment	$47,640	$61,975	$162,404	$194,787
Alternative energy segment	19,755	—	68,223	—
Total net sales and revenues	$67,395	$61,975	$230,627	$194,787

(Loss) income from continuing operations
Retail segment	$(3,900)	$3,459	$1,124	$10,421
Alternative energy segment	(5,282)	3,438	(8,992)	22,404
Corporate expense	(438)	(341)	(2,038)	(2,077)
Interest expense	(78)	(80)	(387)	(749)
Interest income	469	465	1,788	3,575
(Loss) income from synthetic fuel investments	—	(1,334)	691	6,945
(Loss) income from continuing operations before
income taxes and minority interest	(9,229)	5,607	(7,814)	40,519
Benefit (provision) for income taxes	3,492	(1,146)	2,387	(14,967)
Minority interest	725	839	3,156	841
(Loss) income from continuing operations	$(5,012)	$5,300	$(2,271)	$26,393

-more-

REX Reports Fiscal 2008 Results, 4/15/09	page 2

The Company’s financial results reflect the consolidation of its investments in two ethanol affiliates, Levelland Hockley County Ethanol, LLC (“Levelland Hockley”) as of September 30, 2006 and One Earth Energy LLC (“One Earth”) as of October 30, 2007.

Stuart Rose, REX Stores’ Chairman and Chief Executive Officer, commented on the Company’s year-end financial position, “In addition to our alternative energy investments and remaining retail assets, REX ended fiscal 2008 with approximately $90 million of non-restricted cash and cash equivalents. Approximately $100 million of the long-term debt and capital lease obligations on the balance sheet are secured by the ethanol facilities and are non-recourse to REX Stores or its wholly owned subsidiaries. We are evaluating the best means of deploying our strong net cash position to enhance shareholder value.”

During the fiscal 2008 fourth quarter, the Company entered into an agreement to lease 37 retail store locations owned by the Company to subsidiaries of Appliance Direct, Inc. The Company plans to exit the retail business during the 2009 fiscal year.

In the quarter ended January 31, 2009 REX incurred a loss from continuing operations of $5.0 million, or $0.53 per diluted share, inclusive of a pre-tax restructuring charge of approximately $4.2 million related to a workforce reduction of a majority of employees at its corporate headquarters, retail stores and distribution facilities and certain costs incurred in the downsizing of the Company’s retail operations and agreement to lease 37 owned retail locations. In the fourth quarter of fiscal 2007 REX reported income from continuing operations of $5.3 million, or $0.47 per diluted share.

During the fiscal 2008 fourth quarter the Company incurred $1.1 million in interest expense compared to $0.07 million of interest expense in the comparable prior year period. The increase is primarily attributable to the Company’s consolidation of its investments in Levelland Hockley which prior to going into production capitalized interest expense. During the fiscal 2008 fourth quarter, the Company recorded $4.3 million of realized and unrealized pre-tax losses from interest rate derivative financial instruments held by its consolidated ethanol entities, Levelland Hockley and One Earth. During the fiscal 2007 fourth quarter the Company recorded a $2.6 million loss from interest rate derivative financial instruments held by its consolidated ethanol entities. In the three months ended January 31, 2009 and 2008 the Company incurred a $2.1 million and $0.5 million pre-tax loss, respectively, related to its unconsolidated ethanol affiliates, Patriot Renewable Fuels, LLC and Big River Resources, LLC.

REX recorded a $3.5 million benefit for income taxes in the quarter ended January 31, 2009 compared with a $1.1 million income tax expense in the comparable prior year period.

During the quarter ended January 31, 2009 REX recognized a $0.5 million loss from discontinued operations, net of taxes, and a $0.1 million gain on disposal of discontinued operations, net of taxes. The Company recognized a $0.1 million loss from discontinued operations, net of taxes, and a $0.7 million gain on disposal of discontinued operations, net of taxes in the year ago period. During fiscal 2008 the Company closed 25 stores, 23 of which were classified as discontinued operations.

-more-

REX Reports Fiscal 2008 Results, 4/15/09	page 3

Net loss in the quarter ended January 31, 2009 was $5.4 million, or $0.57 per diluted share compared with net income of $5.9 million, or $0.52 per diluted share, in the same period of fiscal 2007. Per share results are based on 9,516,000 and 11,306,000 diluted weighted average shares outstanding for the quarters ended January 31, 2009 and January 31, 2008, respectively.

Select Segment Balance Sheet Data
	Jan. 31, 2009	Jan. 31, 2008
Assets:
Retail	$80,437	$120,711
Alternative energy	249,422	167,070
Corporate	121,429	121,197
Total assets	$451,288	$408,978

REX Stores’ Current Ethanol Production Interests

	REX’s			Production
	Capital			Nameplate
	Investment	REX’s	Debt	Capacity	Estimated Plant
Entity	($ in	Ownership	Investment	(millions of	Completion
	millions)	Interest	($ in millions)	gallons)	Date

Levelland Hockley County Ethanol, LLC (1)	$16.5	56%	$5.5	40	In Production
Patriot Renewable Fuels, LLC	$16.0	23%	$1.0	100	In Production
One Earth Energy, LLC	$50.8	74%	—	100	Summer 2009
Big River Resources, LLC-W. Burlington			—	92	In Production
Big River Resources, LLC-Galva	$20.0	10%	—	100	Summer 2009

(1)

On January 29, 2009, REX (through a wholly-owned subsidiary) agreed to fund up to $2.0 million in the form of a subordinated revolving line of credit to Levelland Hockley and to issue a $1.0 million letter of credit for the benefit of Levelland Hockley.

During the fiscal 2008 fourth quarter REX purchased approximately 304,000 shares of its common stock in open market transactions and the Company repurchased a total of 1,636,000 shares of its common stock in fiscal 2008. In the fiscal 2009 first quarter to-date, REX purchased approximately 127,000 shares of its common stock in open market transactions. The Company has approximately 452,000 authorized shares remaining available to purchase under the expanded February 2009 stock buy-back authorization. Reflecting all purchases to-date, REX presently has approximately 9,290,000 shares of common stock outstanding.

The Company will host a conference call and webcast today at 11:00 a.m. ET, which are open to the general public. The conference call dial-in number is 212/231-2920; please call ten minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the call live via the Investor Relations page of the Company’s website, www.rextv.com, or at www.earnings.com; please allow 15 minutes to register, download and install any necessary software.

Following its completion, a telephonic replay of the call can be accessed through 1:00 p.m. ET on April 29, 2009 by dialing 800/633-8284 or 402/977-9140 (international callers). The access code for the audio replay is 21422037. Alternatively, a replay will be available on the Internet for 30 days at www.rextv.com or www.earnings.com.

-more-

REX Reports Fiscal 2008 Results, 4/15/09	page 4

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the highly competitive nature of the consumer electronics retailing industry, changes in the national or regional economies, weather, the effects of terrorism or acts of war on consumer spending patterns, the availability of certain products, technological changes, changes in real estate market conditions, the fluctuating amount of quarterly payments received by the Company with respect to sales of its partnership interest in its synthetic fuel investments, and the variability of income received from time to time from the Company’s synthetic fuel investments. As it relates to ethanol investments, risks and uncertainties include among other things: the uncertainty of constructing plants on time and on budget, the price volatility of corn, sorghum, dried distiller grains, ethanol, gasoline and natural gas, and the plants operating efficiently and according to forecasts and projections.

-tables follow-

REX Reports Fiscal 2008 Results, 4/15/09	page 5

REX STORES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements Of Income
(In Thousands, Except Per Share Amounts)
Unaudited

	Three Months Ended		Twelve Months
	January 31,		Ended January 31,
	2009	2008 *	2009	2008 *
Net sales and revenue	$67,395	$61,975	$230,627	$194,787
Cost of sales (excluding retail segment depreciation)	52,855	44,831	183,547	136,508
Gross profit	14,540	17,144	47,080	58,279
Selling, general and administrative expenses	(16,690)	(15,025)	(53,796)	(53,704)
Interest income	438	939	2,044	5,714
Interest expense	(1,118)	(72)	(3,155)	(165)
Loss on early termination of debt	—	(9)	(9)	(565)
Gains on sale of real estate, net	—	188	2,279	1,064
Equity in (loss) income of unconsolidated ethanol affiliates	(2,117)	(456)	849	1,601
Realized investment gains, net	—	6,833	—	23,951
(Loss) income from synthetic fuel investments	—	(1,334)	691	6,945
Losses on derivative financial instruments, net	(4,282)	(2,601)	(3,797)	(2,601)
(Loss) income from continuing operations before provision for
income taxes and minority interest	(9,229)	5,607	(7,814)	40,519
Benefit (provision) for income taxes	3,492	(1,146)	2,387	(14,967)
Minority interest in loss of consolidated subsidiaries	725	839	3,156	841
(Loss) income from continuing operations	(5,012)	5,300	(2,271)	26,393
Loss from discontinued operations, net of tax	(502)	(98)	(1,359)	(2,306)
Gain on disposal of discontinued operations, net of tax	135	655	333	9,780

Net (loss) income	$(5,379)	$5,857	$(3,297)	$33,867

Weighted average shares outstanding – basic	9,516	10,154	10,170	10,420

Basic (loss) income per share from continuing operations	$(0.53)	$0.52	$(0.22)	$2.53
Basic loss per share from discontinued operations	(0.05)	(0.01)	(0.13)	(0.22)
Basic income per share on disposal of discontinued operations	0.01	0.07	0.03	0.94
Basic net (loss) income per share	$(0.57)	$0.58	$(0.32)	$3.25

Weighted average shares outstanding – diluted	9,516	11,306	10,170	11,721

Diluted (loss) income per share from continuing operations	$(0.53)	$0.47	$(0.22)	$2.25
Diluted loss per share from discontinued operations	(0.05)	(0.01)	(0.13)	(0.20)
Diluted income per share on disposal of discontinued operations	0.01	0.06	0.03	0.84

Diluted net (loss) income per share	$(0.57)	$0.52	$(0.32)	$2.89

*	Amounts differ from those previously reported as a result of certain stores being reclassified into discontinued operations.

- balance sheet follows -

REX Reports Fiscal 2008 Results, 4/15/09	page 6

REX STORES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(in thousands)
Unaudited

	January 31,
ASSETS	2009	2008
CURRENT ASSETS:
Cash and cash equivalents	$91,991	$127,716
Accounts receivable-net	4,197	1,877
Inventory - net	24,374	49,933
Refundable income taxes	7,790	1,522
Prepaid expenses and other	1,063	1,543
Deferred taxes-net	13,230	10,599
Total current assets	142,645	193,190
Property and equipment-net	235,454	136,505
Other assets	12,414	14,803
Goodwill	—	1,322
Deferred taxes-net	18,697	21,929
Equity method investments	38,861	38,748
Investments in debt instruments	933	—
Restricted investments	2,284	2,481
TOTAL ASSETS	$451,288	$408,978

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long term debt and capital lease obligations – alternative energy	$5,898	$1,790
Current portion of long term debt – other	1,576	2,311
Accounts payable – trade	25,167	27,253
Deferred income	11,952	14,448
Accrued restructuring charges	4,171	—
Deferred gain on sale and leaseback	1,558	1,436
Derivative financial instruments	1,996	293
Other current liabilities	5,951	13,617
Total current liabilities	58,269	61,148
LONG TERM LIABILITIES:
Long term debt and capital lease obligations – alternative energy	94,003	22,072
Long term debt – other	9,936	13,152
Deferred income	13,796	17,172
Deferred gain on sale and leaseback	3,467	4,493
Derivative financial instruments	4,032	2,308
Other	4,152	4,313
Total long term liabilities	129,386	63,510
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES	24,573	27,729
SHAREHOLDERS’ EQUITY:
Common stock, 45,000 shares authorized, 29,853 and 29,813 shares issued at par	299	298
Paid in capital	142,486	141,357
Retained earnings	282,332	285,629
Treasury stock, 20,471 and 19,094 shares	(186,057)	(170,693)
Total shareholders’ equity	239,060	256,591
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$451,288	$408,978

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